UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2026

DIGITAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40400	46-1942864
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Texas Ave, Suite 250, Round Rock, TX 78664

(Address of principal executive offices) (Zip Code)

(212) 524-6860

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DBGI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 9, 2026, Digital Brands Group, Inc., a Nevada corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with 1800 Diagonal Lending, LLC (the “1800 Diagonal”), pursuant to which the 1800 Diagonal made a loan to the Company, evidenced by a promissory note in the aggregate principal amount of $238,050.00, including an original issue discount of $13,050.00 (the “Note”) with additional tranches of up to $1,015,000.00 during the next twelve (12) months subject to further agreement. The purchase price of the Note is $207,000.00 (the “Purchase Price”). The Purchase Agreement contains certain customary representations, warranties, and covenants made by the Company. Under the Note, the Company is required to make nine (9) payments of $29,624.00, which includes a one-time interest charge of twelve percent (12%) ($28,566.00). The first payment is due on July 15, 2026, with eight subsequent payments due each month thereafter. The Note matures on March 15, 2027, and contains customary events of default.

Upon the occurrence of any event of default under the Note, (i) the Note will become immediately due and payable in an amount equal to 150% times the outstanding principal and accrued interest under the Note plus default interest at the rate of twenty-two percent (22%) per annum (the “Default Amount”), and (ii) 1800 Diagonal will have the right to convert the balance owed under the Note, including the Default Amount, into shares of common stock of the Company (“Common Stock”) at a conversion price equal to 61% of the lowest closing bid price during the ten trading days prior to the conversion date. The Note provides that 1800 Diagonal and its affiliates may not own greater than 4.99% of the Company’s outstanding shares of Common Stock at any time, and that the total aggregate number of shares of Common Stock that may be issued upon conversion of the Note shall not exceed 19.99% of the shares of Common Stock outstanding as of June 9, 2026.

The Company received the Purchase Price minus applicable fees on June 10, 2026, and intends to use the proceeds from the Note for general working capital purposes.

The foregoing descriptions of the Note and Purchase Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of each document, attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01of this Current Report on Form 8-K is incorporated herein by reference. The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), for the private placement of the securities pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, each recipient is an accredited investor, each recipient acquired the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement between the Company and 1800 Diagonal, dated as of June 9, 2026
10.2	Promissory Note issued by the Company to 1800 Diagonal, dated June 9, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

Dated: June 12, 2026	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	President and Chief Executive Officer